EXHIBIT 10.3


                            STOCK PLEDGE AGREEMENT

      THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made as of May 5, 2006, by and between Rapid Link, Incorporated, a Delaware corporation, as pledgor ("Rapid Link"), and Apex Acquisitions, Inc., a Delaware corporation, as pledgee ("Apex").

                                   RECITALS

      A. Pursuant to that certain Stock Purchase Agreement dated as of May 3, 2006, as amended by that certain Amendment No. 1 of Stock Purchase Agreement dated as of May 5, 2006 (the "Purchase Agreement"), by and between Rapid Link and Apex, as partial consideration for the sale by Apex of all of the issued and outstanding capital stock (the "Shares") of Telenational Communications, Inc., a Delaware corporation ("Telenational") to Rapid Link, Rapid Link issued a Secured Recourse Promissory Note in favor of Apex in the aggregate principal amount of $1,000,000, dated as of May 5, 2006 (the "Note").

      B. Pursuant to the terms of the Purchase Agreement and the Note, Rapid Link is required to execute this Pledge Agreement to secure payment in full of all obligations under the Note, whether for principal, interest, fees, expenses or otherwise and to ensure compliance with the terms and conditions of the Purchase Agreement and this Pledge Agreement.

      C. Defined terms which are used but not defined herein shall have the definitions set forth in the Purchase Agreement.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

 1. Grant of Security Interest in the Shares. Rapid Link hereby grants to Apex a security interest in the Shares, pledges and hypothecates the Shares to Apex, and deposits the certificates evidencing the Shares (the "Certificates") with Apex as collateral security for the payment by Rapid Link of all obligations existing under the Note, whether for principal, interest, fees, expenses or otherwise. The Certificates, together with one or more stock assignments duly executed in blank with signatures appropriately witnessed, are being delivered herewith to Apex, to be retained by Apex as the pledgeholder for the Shares.

 2. Representation and Warranty of Rapid Link. Rapid Link represents and warrants to Apex that the Shares are free and clear of all claims, mortgages, pledges, liens and other encumbrances of any nature whatsoever, except (a) the liens and restrictions set forth herein and in the Note and
 (b) any restrictions upon sale and distribution imposed by the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

 3.   Voting of Shares.  So long as there shall exist no Event of Default
 (as defined in the Note), Rapid Link shall be entitled to exercise, as Rapid Link deems proper but in a manner not inconsistent with the terms hereof, Rapid Link's rights to voting power with respect to the Shares. Apex, and not Rapid Link, shall be entitled to vote the Shares at any time that an Event of Default has occurred and is continuing.

 4. Dividends. So long as no Event of Default has occurred and is continuing, Rapid Link shall be entitled to receive any dividend (ordinary or extraordinary, whether paid in cash, stock or property) or other distribution with respect to the Shares. If an Event of Default has occurred and is continuing, such dividend or other distribution shall be delivered to Apex to be held as additional collateral security under this Pledge Agreement.

 5. Apex's Duties. So long as Apex exercises reasonable care with respect to the Shares in its possession, Apex shall have no liability for any loss or damage to such Shares, and in no event shall Apex have liability for any diminution in value of the Shares occasioned by economic or market conditions or events. Apex shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Shares in its possession are accorded treatment substantially equal to that which Apex accords its own property, it being understood that Apex shall not have any responsibility under this Pledge Agreement for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Shares, whether or not Apex has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any person or entity with respect to the Shares.

 6. Release from Pledge. No Shares may be transferred, unless Rapid Link has made payment to Apex of all unpaid obligations existing under the Note (whether or not then due and payable), whether for principal, interest, fees, expenses or otherwise. Upon receipt by Apex of the payment as required by this section, the Shares shall be released from this Pledge Agreement.

 7. Sale of Collateral. Upon the occurrence of any Event of Default, Apex shall have all the rights and remedies of a secured party under the applicable Uniform Commercial Code and also may, without notice, except as specified below, at its option, sell all or any part of the Shares, for cash, note or other property upon credit for future delivery or upon such other terms as Apex may deem commercially reasonable. Upon such sale, Apex, unless prohibited by a provision of any applicable statute, may purchase all or any part of the Shares being sold, free from and discharged of all trusts, claims, rights of redemption and equities of Rapid Link. If the proceeds of any sale of the Shares shall be insufficient to pay all amounts due under the Note and satisfy the obligations of Rapid Link under this Pledge Agreement, including collection costs and expenses of such sale, Rapid Link shall remain obligated and liable for any deficiency with respect thereto. If, at any time when Apex shall determine to exercise its rights to sell all or any part of the Shares pursuant to this Section 7, such Shares, or the part thereof to be sold, shall not be effectively registered under the Act as then in effect or any similar statute then in force, subject to the provisions of Section 8 hereof, Apex, in its sole and absolute discretion, is hereby expressly authorized to sell such Shares, or any part thereof, by private sale in such manner and under such circumstances as Apex may deem necessary or advisable in order that such sale may be effectuated legally without such registration. Without limiting the generality of the foregoing, Apex, in its sole and absolute discretion, may approach and negotiate with a restricted number of potential purchasers to effectuate such sale or restrict such sale to a purchaser or purchasers who shall represent and agree that such purchaser or purchasers are purchasing for its or their own account, for investment only, and not with a view to the distribution or sale of such Shares or any part thereof. Any sale conducted in the manner described in the foregoing sentence shall be deemed to be a sale conducted in a commercially reasonable manner within the meaning of the applicable Uniform Commercial Code, and Rapid Link hereby consents and agrees that Apex shall incur no responsibility or liability for selling all or any part of the Shares at a price which is not unreasonably low, notwithstanding the possibility that a substantially higher price might be realized if the sale were public. Apex shall not be obligated to make any sale of the Shares regardless of notice of sale having been given. Apex may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned.

 8. Redemption of Collateral. Notwithstanding any other provision of this Pledge Agreement, upon the occurrence of an Event of Default, Apex shall give Rapid Link written notice of the time and place of any public sale or of the time on or after which any private sale or other transfer is to be made at least ten days before the date fixed for any public sale or before the day on or after which any private sale or other transfer is to be made. Rapid Link agrees that, to the extent notice of sale shall be required by law, such ten days' notice shall constitute reasonable notification. This notice shall also specify the aggregate outstanding monetary obligations of the Rapid Link to Apex at the date of such notice (the "Total Obligation"). At any time during such ten-day period, Rapid Link shall have the right to make a payment by certified or bank cashier's check of an amount equal to the Total Obligation.

 9. Termination. This Pledge Agreement shall terminate only upon payment to Apex of all unpaid obligations existing under the Note, whether for principal, interest, fees, expenses or otherwise. Upon termination of this Pledge Agreement, Rapid Link shall be entitled to the return of the Certificates then held by Apex and any other collateral security then held by the Apex pursuant to Section 4 of this Pledge Agreement.

 10. Cumulation of Remedies; Waiver of Rights. The remedies provided herein in favor of Apex shall not be deemed exclusive but shall be cumulative and shall be in addition to all of the remedies in favor of Apex existing at law or in equity. Nothing in this Pledge Agreement shall require Apex to proceed against or exhaust its remedies against the Shares before proceeding against Rapid Link or executing against any other security or collateral securing performance of Rapid Link's obligations to Apex under the Note or this Pledge Agreement. No delay on the part of Apex in exercising any of its options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof.

 11. Execution of Endorsements, Assignments, Etc. Upon the occurrence and during the continuation of an Event of Default, Apex shall have the right for and in the name, place and stead of Rapid Link to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Shares and any other shares of the capital stock of Telenational or other property which is held by Apex as collateral security pursuant to this Pledge Agreement.

 12.  Miscellaneous.

      (a) Further Assurances; Changes in Capitalization. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Pledge Agreement. The provisions of this Pledge Agreement shall apply to any and all stock or other securities of Telenational or any successor or assign of Telenational, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such Shares or other securities shall be encompassed within the term "Shares" for purposes of this Pledge Agreement and Apex shall have a security interest in all such securities on the same terms set forth in this Pledge Agreement.

      (b) Notice. Except as otherwise provided herein, all notices, requests, demands and other communications under this Pledge Agreement shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, or by registered or certified mail, shall be deemed to have been validly served, given or delivered upon actual delivery, at the following addresses and facsimile numbers (or such other addresses and facsimile numbers a party may designate for itself by like notice):

  If to Rapid Link:  Rapid Link, Incorporated
                     17383 Sunset Boulevard, Suite 350
                     Los Angeles, California 90272
                     Attention: John Jenkins, Chief Executive Officer
                     Telecopy: (310) 573-7067

        If to Apex:  Apex Acquisitions, Inc.
                     P.O. Box 8658
                     52 Marks Lane
                     Breckenridge, Colorado 80424
                     Attention: Christopher Canfield, Chief Executive Officer
                     Telecopy: (402) 392-7545

      (c) Amendments. This Pledge Agreement may be amended only by a written agreement executed by the parties hereto.

      (d) Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      (e) Disputes. In the event of any dispute between the parties arising out of this Pledge Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees and costs.

      (f) Entire Agreement. This Pledge Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

      (g) Successors and Assigns. Unless specifically provided herein to the contrary, neither party hereto may assign any or all of its rights or obligations, or delegate any or all of its duties under this Pledge Agreement without the prior written consent of the other party. Upon an assignment of any or all of a party's rights or obligations, or a delegation of any or all of its duties under this Pledge Agreement in accordance with the terms of this Pledge Agreement, this Pledge Agreement shall inure to the benefit of, and be binding upon, such party's respective affiliates, successors or assigns in the same manner and to the same extent as if such affiliates, successors or assigns were original parties hereto.

      (h) Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Pledge Agreement.

                          [Signatures on next page]


      IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

                          "RAPID LINK"

                          Rapid Link, Incorporated
                          a Delaware corporation



                          By:
                          ---------------------------------------------------
                               John Jenkins, Chief Executive Officer


                          "APEX"

                          Apex Acquisitions, Inc.,
                          a Delaware corporation



                          By:
                          ---------------------------------------------------
                               Christopher Canfield, Chief Executive Officer